EXHIBIT 3.1


FILED                                                     INVOICE # 45252
IN THE OFFICE OF THE                                      FILING FEE $175.00 K.R
SECRETARY OF STATE OF THE                                 FILED BY; CT CORP
STATE OF NEVADA                                           815 SUPERIOR AVE N.E.
                                                          CLEVELAND OHIO 44114
OCT 18 1993
12813-93                     ARTICLES OF INCORPORATION
CHERYL A. LAU
SECRETARY OF STATE                     OF

                              NUMED SURGICAL, INC.
No:______________

                                  ARTICLE ONE

               The name of the corporation is NuMED SURGICAL, INC.

                                  ARTICLE TWO

         The corporation's registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

                                 ARTICLE THREE

         The purpose or purposes for which this corporation is organized are:

         To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

                                  ARTICLE FOUR

         SECTION 4.01. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock the corporation is authorized to issue is Fifty Million (50,000,000) shares, each having a par value of $0.001, of which (i) Forty-Eight Million (48,000,000) shares shall be designated as "Common Stock and"
(ii) Two Million (2,000,000) shares shall be designated as "Preferred Stock".

         SECTION 4.02. COMMON STOCK. Each share of Common Stock issued and outstanding shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Shares of such Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid shares of Common Stock of this corporation shall not be liable to any further call or assessment.

         SECTION 4.03. PREFERRED STOCK. The Board of Directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

         (a) Whether or not the class or series shall have voting rights, full or limited, or will be without voting rights;

         (b) The number of shares to constitute the class or series and the designation thereof;

         (c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

         (d) Whether or not the shares of any class or series shall be redeemable and, if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

         (e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (f) The dividend rate, whether dividends are payable in cash, stock of the corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

         (g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

         (h) Whether or not the shares of any class or series is convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

         (i) Such other rights and provisions with respect to any class or series as may to the Board of Directors seem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                                  ARTICLE FIVE

         The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3) except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         The names and business street addresses of the first board of directors, which shall be five (5) in number, are as follows;


            NAME                             ADDRESS
            ----                             -------

        Jugal K. Taneja               6505 Rockside Road, Suite 400
                                      Independence, OH 44131-2342

        Michael J. Diroff             6505 Rockside Road, Suite 400
                                      Independence, OH 44131-2342

        James P. Witherington         6505 Rockside Road, Suite 400
                                      Independence, OH 44131-2342

        Robert P. Ottman              6505 Rockside Road, Suite 400
                                      Independence, OH 44131-2342

        Nayan S. Shah                 6505 Rockside Road, Suite 400
                                      Independence, OH 44131-2342


         The Board of Directors shall be limited in number to no less than three
(3) nor more than nine (9).

         Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock.

                                  ARTICLE SIX

         The Capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                 ARTICLE SEVEN

         The name and business street addresses of each of the incorporators signing the Articles of Incorporation are as follows:

      NAME                                   ADDRESS
      ----                                   -------

James P. Witherington              6505 Rockside Road, Suite 400
                                   Independence, OH 44131-2342

Mark Rowland                       6505 Rockside Road, Suite 400
                                   Independence, OH 44131-2342

                                 ARTICLE EIGHT

         The corporation is to have perpetual existence.

                                  ARTICLE NINE

         In furtherance and not in limitation to the powers conferred by statute, the board of directors is expressly authorized:

         Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and to cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deems expedient and for the best interests of the corporation.

                                  ARTICLE TEN

         Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                 ARTICLE ELEVEN

         This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reference.

                                 ARTICLE TWELVE

         No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

         WE, THE UNDERSIGNED, being each of the incorporators herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and

                 (Remainder of page intentionally left blank.)

certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of October 1993.

                                                      /s/ JAMES P. WITHERINGTON
                                                      -------------------------
                                                      James P. Witherington

                                                      /s/ MARK ROWLAND
                                                      -------------------------
                                                      Mark Rowland
STATE OF OHIO       )
                    :SS
COUNTY OF CUYAHOGA  )

         On this 15th day of October 1993, before me, a Notary Public, personally appeared James P. Witherington and Mark Rowland, who severally acknowledged that they executed the above instrument.

                                                       [ILLEGIBLE]
                                                       ------------------------
                                                       Notary Public

                                                       My commission expires:
                                                                 4-17-94


                   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                               BY RESIDENT AGENT

         The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above-named corporation.


                                        The Corporation Trust Company of Nevada

                                        By: /s/ MICHAEL P. NELSON
                                            -----------------------------------
                                           Assistant Secretary Michael P. Nelson

                                        Date:   October 15, 1993
                                             ----------------------------------
                                      -8-

                               ARTICLES OF MERGER

                                       OF

                         NUTRICEUTICALS.COM CORPORATION

                                      AND

                              NUMED SURGICAL, INC.

To the Secretary of State
State of Nevada:

         Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

         1. Annexed hereto and made a part hereof is the Plan of Merger for merging Nutriceuticals.com Corporation, a business corporation organized under the laws of the State of Florida ("Nutriceuticals.com"), with and into NuMed Surgical, Inc., a business corporation organized under the laws of the State of Nevada ("NuMed Surgical"). The said Plan of Merger has been adopted by the Board of Directors of Nutriceuticals.com and by the Board of Directors of NuMed Surgical on the l5th day of January, 1999.

         2. The merger of Nutriceuticals.com with and into NuMed Surgical is permitted by the laws of the jurisdiction of organization of Nutriceuticals.com, and has been authorized in compliance with said laws, by which Nutriceuticals.com is governed.

         3. The said Plan of Merger was submitted to the stockholders of Nutriceuticals.com upon the recommendation of its Board of Directors pursuant to the provisions of the laws of the jurisdiction of its organization, and the manner of approval thereof by said stockholders was as follows:

              (i) The said Plan of Merger was approved by the unanimous written consent of the shareholders of Nutriceuticals.com pursuant to the provisions of Section 607.0704 of the Florida Business Corporation Act.

         4. The said Plan of Merger was submitted to the stockholders of NuMed Surgical by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, and the manner of approval thereof by said stockholders was as follows:

              (i) The designation, number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger is as follows:

              (a) Designation of class: Common Stock

              (b) Number of outstanding shares of class: 8,826,195 shares

              (c) Number of votes entitled to be cast: 8,826,195 votes

              (ii) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

              (a) Designation of class: Common Stock

              (b) Number of votes of class cast for Plan of Merger: 5,534,152 votes (60.6%)

              (c) Number of votes of class cast against Plan of Merger: 160,165 votes

              (iii) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by the said class.


         5. When the Merger herein provided for becomes effective, Article I of the Certificate of Incorporation of NuMed Surgical is amended pursuant to the annexed Plan of Merger to read as follows:

         "The name of the corporation shall be: NUTRICEUTICALS.COM CORPORATION."

         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the constituent corporations by their authorized officers as of this 15th day of March, 1999.


                                              NUTRICEUTICALS.COM CORPORATION


                                           By: /s/ STEPHEN M. WATTERS
                                              -------------------------
                                              Stephen M. Watters, President

                                           By: /s/ MANDEEP K. TANEJA
                                              -------------------------
                                              Mandeep K. Taneja, Asst. Secretary


                                                  NUMED SURGICAL, INC.

                                             By: /s/ JUGAL K. TANEJA
                                                -------------------------------
                                                Jugal K. Taneja, President

                                             By: /s/ JUGAL K. TANEJA
                                                 ------------------------------
                                                 Jugal K. Taneja, Secretary

                                       3